Contact:
Joe Patterson
Vice President, Director of Corporate Communications
717-735-5651 (office), 717-940-2759 (mobile) or jpatterson@sterlingfi.com

FOR IMMEDIATE RELEASE

Sterling Financial Corporation of Lancaster, Pa.,
Divests Selected Insurance Businesses

LANCASTER, PA (December 27, 2006) – Sterling Financial Corporation has announced the sale of three insurance-related businesses: Corporate Healthcare Strategies, LLC, an employee benefits insurance broker, Professional Services Group, a human resources consulting business, and the property and casualty insurance accounts of the Lancaster Insurance Group, LLC.

“While we found offering these additional services to our customers beneficial as Sterling-owned affiliates, they never became meaningful contributors to the bottom line,” said J. Bradley Scovill, chief revenue officer of Sterling Financial Corporation. “We will continue to provide real estate settlement/title insurance services and offer products such as annuities and life insurance as well as credit-related insurance products.”

Corporate Healthcare Strategies is being purchased by David K. Stoudt, its current president. He is also purchasing the closely related Professional Services Group consulting business. In the third quarter, Sterling took an impairment charge related to changes in the market for employee benefits brokerage services and sold the CapRisk wholesale underwriting portion of Corporate Healthcare Strategies. “This sale simply brings to conclusion the strategic review that we began in the third quarter,” added Scovill.

In the case of Lancaster Insurance Group, the accounts are being sold to Murray Insurance Associates, Inc., the company that has been servicing these accounts since 1999.

“We wanted to do this in a way that would be right for our customers,” said Scovill. “Customers of all three businesses should see little change in their existing service, since it will essentially be the same people, addresses, phone numbers and services offered.”

Each of the businesses referenced has its headquarters in Lancaster.

With assets of $3.1 billion and investment assets under administration of $2.8 billion, Sterling Financial Corporation (NASDAQ: SLFI) is a diversified financial services company based in Lancaster, Pa. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; and insurance services. Visit www.sterlingfi.com for more information.

Banking Services Group — Banks: Pennsylvania: Bank of Lancaster County, N.A.; Bank of Lebanon County; PennSterling Bank; and Pennsylvania State Bank. Pennsylvania and Maryland: Bank of Hanover and Trust Company. Maryland: Bay First Bank (formerly First National Bank of North East and Bay Net A Community Bank). Delaware: Delaware Sterling Bank & Trust Company. Correspondent banking services: Correspondent Services Group (provider of Sterling services to other financial institutions).

Financial Services Group — Specialty commercial financing: Equipment Finance LLC (commercial financing company for the forestry, land clearing and construction industries). Fleet and equipment leasing: Town & Country Leasing, LLC (nationwide fleet and equipment leasing/financing company). Trust, investment and brokerage services: Sterling Financial Trust Company (trust and investment services), Church Capital Management, LLC (registered investment advisor) and Bainbridge Securities Inc. (securities broker/dealer). Insurance services:  Lancaster Insurance Group, LLC (independent insurance agency) and Sterling Financial Settlement Services, LLC (title insurance agency).

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This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include costs and efforts required to integrate aspects of the operations of the companies being more difficult than expected, anticipated merger-related synergies not being achieved timely or not being achieved at all, the possibility that increased demand or prices for Sterling’s financial services and products may not occur, changing economic and competitive conditions, volatility in interest rates, technological developments, costs associated with complying with laws, rules and regulations, and other risks and uncertainties, including those detailed in Sterling’s filings with the Securities and Exchange Commission.